Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 8, 2017 (the “Effective Time”) the merger (the “Merger”) of Apollo Medical Holdings, Inc.’s (the “Company”) wholly-owned subsidiary, Apollo Acquisition Corp. (“Merger Sub”), with and into Network Medical Management, Inc. (“NMM”) as the surviving entity was completed, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of December 21, 2016 (as amended on March 30, 2017 and October 17, 2017), by and among the Company, Merger Sub, NMM and Kenneth Sim, M.D., as the NMM shareholders’ representative (the “Merger Agreement”). As a result of the Merger, NMM now is a wholly-owned subsidiary of the Company and former NMM shareholders own a majority of the issued and outstanding common stock of the Company. For accounting purposes, the Merger is treated as a “reverse acquisition” and NMM is considered the accounting acquirer. Accordingly, as of the Closing, NMM’s historical results of operations will replace the Company’s historical results of operations for all periods prior to the Merger, and the results of operations of both companies will be included in the Company’s financial statements for all periods following the Merger. Effective upon the Closing, the Company’s board of directors approved a change in the Company’s fiscal year end from March 31 to December 31, to correspond with NMM’s fiscal year end prior to the Merger.

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of NMM common stock converted into the right to receive (i) such number of fully paid and nonassessable ApolloMed shares of common stock that resulted in the NMM shareholders having a right to receive an aggregate number of shares of ApolloMed common stock that represented 82% of the total issued and outstanding shares of ApolloMed common stock immediately following the Effective Time, with no NMM dissenting shareholder interests as of the Effective Time (the “exchange ratio”), plus (ii) an aggregate of 2,566,666 ApolloMed common stock, with no NMM dissenting shareholder interests as of the Effective Time, and (iii) warrants to purchase a pro-rata portion of an aggregate of 850,000 shares of common stock of ApolloMed, exercisable at $11.00 per share and warrants to purchase an aggregate of 900,000 shares of common stock of ApolloMed at $10.00 per share. At the Effective Time, pre-Merger ApolloMed stockholders held their existing shares of ApolloMed common stock. At the Effective Time, ApolloMed held back 10% of the total number of shares of ApolloMed common stock issuable to pre-Merger NMM shareholders in the Merger to secure indemnification of ApolloMed and its affiliates under the Merger Agreement. Separately, indemnification of pre-Merger NMM shareholders under the Merger Agreement was made by the issuance by ApolloMed to pre-Merger NMM shareholders of new additional shares of common stock (capped at the same number of shares of ApolloMed common stock as are subject to the holdback for the indemnification of ApolloMed).

For purposes of calculating the exchange ratio, (A) the aggregate number of shares of ApolloMed common stock held by the NMM shareholders immediately following the Effective Time excluded (i) any shares of ApolloMed common stock owned by NMM shareholders immediately prior to the Effective Time, (ii) the Series A warrant and Series B warrant issued by ApolloMed to NMM to purchase ApolloMed common stock (the “ApolloMed Warrants”) and (iii) any shares of ApolloMed common stock issued or issuable to NMM shareholders pursuant to the exercise of the ApolloMed Warrants, and (B) the total number of issued and outstanding shares of ApolloMed common stock immediately following the Effective Time excluded 499,000 shares of ApolloMed common stock issued or issuable under a Convertible Promissory Note to Alliance Apex, LLC (“Alliance”) for $4.99 million pursuant to the Securities Purchase Agreement between ApolloMed and Alliance dated as of March 30, 2017.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 and the fiscal year ended December 31, 2016, which give effect to the proposed Merger of Merger Sub with and into NMM, are presented herein. The proposed Merger is accounted for as a “reverse merger” business combination under the acquisition method of accounting with NMM treated as the accounting acquirer. NMM was determined to be the accounting acquirer based upon the terms of the Merger and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheets of ApolloMed and NMM as of September 30, 2017 and gives effect to the Merger as if it had been completed on September 30, 2017. In addition, because NMM has a fiscal year end of December 31 and ApolloMed has a fiscal year end of March 31, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 combine the derived historical condensed statement of operations of ApolloMed for its nine months ended September 30, 2017 and the historical condensed statement of operations of NMM for its nine months ended September 30, 2017 giving pro forma effect to the Merger as if it had been completed on January 1, 2017.; and for the fiscal year ended December 31, 2016 combine the historical condensed statement of operations of ApolloMed for its fiscal year ended March 31, 2017 and the historical condensed statement of operations of NMM for its fiscal year ended December 31, 2016, giving pro forma effect to the Merger as if it had been completed on April 1, 2016 and January 1, 2016, respectively. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company.

 The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the Merger occurred as of the dates indicated or what such financial position or results will be for any future periods for the combined company. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of ApolloMed and NMM as outlined above, and should be read in conjunction with the:

1

•	accompanying notes to the unaudited pro forma condensed combined financial statements;
•	the historical audited consolidated financial statements of ApolloMed as of and for the fiscal years ended March 31, 2017 and 2016 incorporated by reference in this Form 8-K/A;

•	the historical unaudited condensed consolidated financial statements of ApolloMed as of and for the three and six months ended September 30, 2017 and 2016 incorporated by reference in this Form 8-K/A;
•	the historical audited consolidated financial statements of NMM as of and for the fiscal years ended December 31, 2016 and 2015 included in this Form 8-K/A; and
•	the historical unaudited condensed consolidated financial statements of NMM as of and for the three and nine months ended September 30, 2017 and 2016 included in this Form 8-K/A;

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed or have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Final valuations and studies are in the process of being performed. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future financial position and results of operations. Fair values determined as of the assumed acquisition dates are based on the most recently available information. To the extent there are significant changes to ApolloMed’s or NMM’s business, or as new information becomes available, the assumptions and estimates herein could change significantly.

Because NMM is treated as the accounting acquirer, NMM’s assets and liabilities are recorded at their pre-combination carrying amounts and the historical operations that will be reflected in the financial statements will be those of NMM. ApolloMed’s assets and liabilities are measured and recognized at their fair values as of the date of the Merger, and consolidated with the assets, liabilities and results of operations of NMM after the consummation of the Merger.

The unaudited pro forma condensed combined statements of operations include certain acquisition accounting adjustments. The unaudited pro forma condensed combined statements of operations do not include the impact of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs. The unaudited pro forma condensed combined statements of operations do not reflect certain amounts resulting from the Merger that were determined to be of a nonrecurring nature.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2017

	Historical
	ApolloMed	NMM	Pro forma adjustments for Merger		Pro forma adjustments for Purchase Accounting		Pro Forma Combined

Assets
Cash and cash equivalents	$30,203,773	$76,293,655	$(16,391,727)	5(i)			$90,367,201
			4,000,000	5(f)
			(4,000,000)	5(f)
			261,500	5(n)
Fiduciary cash	-	999,214	-		-		999,214
Investment in marketable securities	-	1,136,617			-		1,136,617
Accounts receivable, net	4,857,136	1,987,120			-		6,844,256
Other receivables	372,334	20,964,434			-		21,149,094
			(187,674)	5(g)
Prepaid expenses and other current assets	298,477	1,649,879	-		-		1,948,356
Total current assets	35,731,720	103,030,919	(16,317,901)		-		122,444,738

Property and equipment, net	1,121,632	10,911,387	-		-		12,033,019
Loans receivable	-	10,000,000	(5,000,000)	5(f)	-		5,000,000
			9,921,938	5(f)	-
			(9,921,938)	5(f)	-

Investments in other entities - equity method	-	23,627,129	-		-		23,627,129
Investments in other entities - cost method	-	10,550,002	(10,550,002)	5(b)	-		-
Derivative asset - warrants	-	5,060,000	(5,060,000)	5(k)	-		-
Restricted cash	745,176	-	-		-		745,176
Intangible assets, net	1,732,984	95,094,642	-		(1,732,984)	4(e)	111,509,642
					16,415,000	4(a)
Goodwill	1,622,483	103,407,351	-		(1,622,483)	4(f)	182,412,988
					79,005,637	3
Deferred tax assets	-	-	-		3,743,913	4(b)	3,743,913
Other assets	219,174	1,411,961	-		-		1,631,135
Total Assets	$41,173,169	$363,093,391	$(36,927,903)		$95,809,083		$463,147,740

Liabilities, mezzanine equity and stockholders' equity
Accounts payable and accrued liabilities	$7,042,043	$6,185,641	$(187,674)	5(g)	-		$15,715,010
			675,000	6	2,000,000	6
Capitation and incentives payables	-	11,682,328	-		-		11,682,328
Fiduciary accounts payable	-	999,214	-		-		999,214
Income taxes payable	-	15,543,536	-		-		15,543,536
Medical liabilities	30,694,173	18,204,589	-		-		48,898,762
Convertible note payable, net	4,936,333	-	(5,376,215)	5(c)	439,882	4(i)	-
			9,000,000	5(f)	921,938	5(f)
			(9,921,938)	5(f)
Capital Lease	-	24,005	-		-		24,005
Line of credit	25,000	-	-		-		25,000
Total current liabilities	42,697,549	52,639,313	(5,810,827)		3,361,820		92,887,855

Note payable - related party	5,000,000	-	(5,000,000)	5(f)	-		-
Stock liability for unissued shares	-	2,422,675	-		-		2,422,675
Deferred rent liability	683,504	-	-		(683,504)	4(c)	-
Deferred tax liability	83,666	41,201,449	-		(83,666)	4(c)	41,201,449
Total liabilities	$48,464,719	$96,263,437	$(10,810,827)		$2,594,650		$136,511,979
Commitments and Contingencies
Mezzanine equity
Noncontrolling interest	-	166,411,189	-		3,877,000	4(k)	170,288,189

Network Medical Management, Inc. redeemable common stock	-	86,894,870	(86,894,870)	5(j)	-		-
Additional paid-in capital	-	1,441,097	(1,441,097)	5(j)	-		-
Total Network Medical Management, Inc. redeemable common stock	-	88,335,967	(88,335,967)		-		-
Stockholders' equity
Series A Preferred stock	7,077,778	-	-		(7,077,778)	4(j)	-
Series B Preferred stock	3,884,745	-	-		(3,884,745)	4(j)	-
Common stock	6,053	-	-		-	3	37,027
			57	5(n)
			520	5(c)	-
			30,397	5(a) 5(j)	-
Additional paid-in capital	26,836,238	-	-		(27,097,681)	4(d)	128,339,126
			261,443	5(n)
			-		83,036,273
			5,197,010	5(c)	-
					(3,877,000)	4(k)
			(20,443,000)	5(b)
			88,305,570	5(j)
			(16,391,727)	5(i)
			(7,488,000)	5(l)
Retained earnings (accumulated deficit)	(45,148,985)	11,191,465	-		45,148,985	4(d)	23,938,086
			(675,000)	6
			9,892,998	5(b)
			921,938	5(f)
			178,685	5(c)
			234,000	5(k)
			7,488,000	5(l)
			(5,294,000)	5(k)
Noncontrolling interest	52,621	891,333	-		3,089,379	4(g)	4,033,333

Total stockholders' equity	(7,291,550)	12,082,798	62,218,891		89,337,433		156,347,572

Total liabilities, mezzanine equity and stockholders' equity	$41,173,169	$363,093,391	$(36,927,903)		$95,809,083		$463,147,740

Book value per share	$(1.19)	$0.03					$4.22

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2017

	Historical
	ApolloMed	NMM	Pro forma adjustments for Merger		Pro forma adjustments for purchase accounting		Pro Forma Combined

Net revenues	$96,817,322	$263,782,043	$(4,210,756)	5(h)	$-		$356,388,609

Cost and expenses:
Cost of services	93,051,745	192,729,349	(4,210,756)	5(h)	-		281,570,338
General and administrative	16,040,562	15,657,044	-		-		31,697,606
	-
Depreciation and amortization	472,799	14,407,113	-		(245,175)	4(h)	15,716,314
			-		1,081,577	4(a)
Impairment of goodwill and other		-	-		-		-
Total costs and expenses	109,565,106	222,793,506	(4,210,756)		836,402		328,984,258

Income (loss) from operations	(12,747,784)	40,988,537	-		(836,402)		27,404,351

Other income (expense):
Interest expense	(459,850)	(16,370)	250,868	5(d)	-		(225,352)
Gain (loss) on change in fair value of warrant and conversion feature liabilities		(278,886)	-		-		(278,886)
Gain on deconsolidation of variable interest entity	242,411	-	-		-		242,411
Income from equity method investments		(28,936)	-		-		(28,936)
Other income	94,577	741,250	(250,868)	5(d)	-		584,959
Total other income (expense), net	(122,862)	417,058	-		-		294,196

Income (loss) before (benefit from) provision for income taxes	(12,870,646)	41,405,595	-		(836,402)		27,698,547

(Benefit from) provision for income taxes	22,890	16,491,982	-		(340,800)	5(e)	16,174,072

Net income (loss)	$(12,893,536)	$24,913,613	$-		$(495,602)		$11,524,475

Net (loss) income attributable to non-controlling interest	(835,488.00)	12,948,837	(1,857,285)	5(m)	-		10,256,064

Net income (loss) attributable to Network Medical Management/Apollo Medical Holdings, Inc.	$(12,058,048)	$11,964,776	$1,857,285		$(495,602)		$1,268,411

Net income (loss) per share attributable to common shareholders, basic	$(2.00)	$0.03					$0.04

Weighted average number of common shares outstanding - basic	6,034,343	366,343,818	33,986,986	5(o)			33,986,986

Net income per share attributable to common shareholders, diluted		$0.03					$0.03

Weighted average number of common shares outstanding - diluted		373,769,718					39,422,196

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  For the fiscal year ended December 31, 2016

	Historical
	ApolloMed (FYE 3/31/17)	NMM (FYE 12/31/2016)	Pro forma adjustments for Merger		Pro forma adjustments for purchase accounting		Pro Forma Combined

Net revenues	$57,427,701	$305,934,915	$(5,182,181)	5(h)	$-		$358,180,435

Cost and expenses:
Cost of services	48,735,537	254,468,120	(4,867,181)	5(h)	-		298,336,476
General and administrative	18,583,372	21,339,436	-		-		39,607,808
			(315,000)	5(h)	-
Depreciation and amortization	645,742	18,114,440	-		(380,632)	4(h)	19,821,653
			-		1,442,103	4(a)
Impairment of goodwill and other	-	324,306	-		-		324,306
Total costs and expenses	67,964,651	294,246,302	(5,182,181)		1,061,471		358,090,243

Income (loss) from operations	(10,536,950)	11,688,613	-		(1,061,471)		90,192

Other income (expense):
Interest expense	(82,905)	(61,589)	57,396	5(d)	-		(87,098)
Gain (loss) on change in fair value of warrant and conversion feature liabilities	1,633,333	1,722,221	-		-		3,355,554
Income from equity method investments	-	4,748,542	-		-		4,748,542
Gain on deconsolidation of variable interest entity	242,411	-	-		-		242,411
Other income	14,701	738,422	-		-		753,123
Total other income (expense), net	1,807,540	7,147,596	57,396		-		9,012,532

Income (loss) before (benefit from) provision for income taxes	(8,729,410)	18,836,209	57,396		(1,061,471)		9,102,724

(Benefit from) provision for income taxes	(47,495)	8,816,412	23,387	5(e)	(432,507)	5(e)	8,359,797

Net income (loss)	$(8,681,915)	$10,019,797	$34,009		$(628,964)		$742,927

Net (loss) income attributable to non-controlling interest	287,901	(1,433,730)	816,399	5(m)	-		(329,430)

Net income (loss) attributable to Network Medical Management/Apollo Medical Holdings, Inc.	$(8,969,816)	$11,453,527	$(782,390)		$(628,964)		$1,072,357

Net income (loss) per share attributable to common shareholders, basic	$(1.49)	$0.03					$0.03

Weighted average number of common shares outstanding - basic	6,001,680	360,634,339	31,199,423	5(o)			31,199,423

Net income per share attributable to common shareholders, diluted		$0.03					$0.03

Weighted average number of common shares outstanding - diluted		367,945,833					34,985,169

 The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Business Combination and Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of ApolloMed and NMM after giving effect to the Merger.

2. Preliminary Purchase Consideration

The fair value of the purchase consideration expected to be transferred on the closing date includes the value of the estimated equity consideration, the fair value of the pre-existing ApolloMed Series A preferred stock and Series B preferred stock held by NMM on the acquisition date, the fair value of NMM’s 50% share in APA ACO, Inc. (“APAACO”), and the fair value of unvested ApolloMed stock options, less the fair value of the warrants to be issued to the shareholders of NMM by ApolloMed at closing. The fair value per share of ApolloMed common stock was $10.00 per share which is the closing price of ApolloMed on December 8, 2017. The accompanying unaudited pro forma condensed combined financial statements reflect an estimated preliminary purchase price of approximately $83.0 million.

The calculation of the estimated preliminary purchase consideration is as follows:

Estimated equity consideration

ApolloMed issued in the aggregate to NMM shareholders (i) a number of shares of ApolloMed common stock, which represents 82% of the total issued and outstanding shares of ApolloMed common stock immediately following the Effective Time, with no NMM dissenting shareholder interests as of the Effective Time and (ii) 2,566,666 shares of ApolloMed common stock, with no NMM dissenting shareholder interests as of the Effective Time. In addition, NMM shareholders will receive their pro rata share of (i) warrants to purchase 850,000 shares of ApolloMed common stock at an exercise price of $11 per share and (ii) warrants to purchase 900,000 shares of ApolloMed common stock, at an exercise price of $10 per share. Immediately following the Effective Time, pre-Merger ApolloMed stockholders continued to hold an aggregate of 6,109,205 shares of ApolloMed common stock.

The estimated preliminary equity consideration, which represents a portion of the consideration deemed transferred to the pre-Merger ApolloMed stockholders in the Merger, is calculated based on the number of shares of the combined company that the pre-Merger ApolloMed stockholders would own as of the closing of the Merger.

Number of shares of the combined company that would be owned by pre-Merger ApolloMed stockholders (1)	6,109,205
Multiplied by the price per share of ApolloMed common stock (2)	$10.00
Equity consideration	$61,092,050

(1)	Represents the number of shares of the combined company that pre-Merger ApolloMed stockholders would own at closing of the Merger.

(2)	Represents the closing price of ApolloMed common stock on December 8, 2017. A 10% increase or decrease in the closing trading price of ApolloMed’s common stock on December 8, 2017 would cause a corresponding increase or decrease in the fair value of consideration transferred of $6,109,205.

Fair value of ApolloMed’s preferred shares held by NMM

NMM currently owns all the shares of ApolloMed Series A preferred stock and Series B preferred stock.  As part of the Merger, the ApolloMed Series A preferred stock and Series B preferred stock is remeasured at fair value and included as part of the consideration transferred to ApolloMed.  The fair value of the Series A preferred stock and Series B preferred stock is reflective of the liquidation preferences, claims of priority and conversion option values thereof. In aggregate, the Series A preferred stock and Series B preferred stock were valued to be $20,443,000.  The valuation methodology was based on an Option Pricing Method ("OPM") which utilized the observable publicly traded common stock price in valuing the Series A preferred stock and the Series B preferred stock within the context of the capital structure of the Company.  OPM assumptions included an expected term of 5 years, volatility rate of 38.4%, and a Rf-rate of 2.1%.  The fair value of the liquidation preference for the Series A preferred stock and the Series B preferred stock was determined to be $13,629,000 and the fair value of the conversion option was determined to be $6,814,000 or an aggregate total fair value of $20,443,000.

Fair value of NMM’s 50% share of APA ACO Inc.

APA ACO Inc. (“APAACO”) a Next Generation Accountable Care Organization (“NGACO”) is owned 50% by ApolloMed and 50% NMM. NMM’s noncontrolling interest in APAACO has been remeasured at fair value as of the closing date and is added to the consideration transferred to ApolloMed as a result of NMM relinquishing its equity investment in APAACO in order to obtain control of ApolloMed. The fair value of NMM’s noncontrolling interest in APAACO has been estimated to be $7,488,000.

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Fair value of the ApolloMed outstanding stock options

The estimated fair value of the outstanding ApolloMed stock options is included in consideration transferred in accordance with ASC 805. The outstanding ApolloMed stock options are expected to vest in conjunction with the Merger due to a pre-existing change-of-control provision associated with the awards. There is no future service requirement.

Fair value of warrants to be issued by ApolloMed to NMM shareholders

The fair value of the warrants to purchase 850,000 and 900,000 shares of ApolloMed common stock to be issued to the NMM shareholders as part of the merger consideration at the time of the Merger represents a reduction in the estimated purchase consideration for ApolloMed.

The total estimated equity consideration was recorded to common stock at par ($.001 per share) and the remainder to additional paid-in capital.

 Total estimated preliminary purchase consideration consists of the following:

Estimated equity consideration	$61,092,050
Estimated fair value of ApolloMed preferred stock held by NMM	20,443,000
Estimated fair value of NMM’s noncontrolling interest in APAACO	7,488,000
Estimated fair value of the outstanding ApolloMed stock options	187,333
Estimated fair value of the warrants to be issued to NMM’s shareholders by ApolloMed	(6,168,000)
Total estimated preliminary purchase consideration	$83,042,383

MMG transaction

In conjunction with the Merger, Warren Hosseinion M.D., the sole shareholder of Maverick Medical Group (“MMG”), will sell to APC-LSMA Designated Shareholder Medical Corporation (“APC-LSMA”) all the issued and outstanding shares of capital stock of MMG. MMG has historically been included in the consolidated financial statement filed by ApolloMed. APC-LSMA will pay $100 to Warren Hosseinion M.D. in consideration for all the shares of MMG. As the transaction is between related parties, the purchase consideration of MMG reflected in the preliminary purchase price allocation was determined to be the fair value of MMG. It is anticipated that MMG and Apollo Medical Management (“AMM”) will terminate the existing Management Services Agreement between them (the “MMG Management Agreement”) and APC-LSMA will pay AMM $400,000 as a termination payment on or before the Effective Time. APC-LSMA is consolidated by Allied Physicians of California IPA dba Allied Pacific IPA (“APC”) which in turn is consolidated by NMM. For purposes of the pro forma financial statements, the MMG transaction will be accounted for within the combined group, with the MMG transaction being reflected within non-controlling interest. The preliminary purchase consideration and preliminary purchase price allocation will incorporate both acquisitions.

3. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of ApolloMed, the accounting acquiree, are recorded at the Merger date fair values and added to those of NMM, the accounting acquirer. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger between NMM and ApolloMed and the acquisition of MMG by APC-LSMA. The final purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. The final determination of the purchase price allocation will be based on ApolloMed’s net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Accordingly, the pro forma purchase price allocation is preliminary and is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated preliminary purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of ApolloMed and MMG based on ApolloMed’s unaudited condensed consolidated balance sheet as of September 30, 2017, with the excess recorded as goodwill:

Assets acquired
Cash and cash equivalents	$34,465,273
Accounts receivable	4,857,136
Other receivables	372,334
Prepaid expenses	298,477
PPE	1,121,632
Restricted cash	745,176
Fair value of intangible assets acquired	16,415,000
Deferred tax assets	3,743,913
Other assets	219,174
Total assets acquired	$62,238,115
Liabilities assumed
Accounts payable and accrued liabilities	$9,042,043
Medical liabilities	30,694,173
Line of credit	25,000
Convertible note payable, net	5,376,215
Convertible note payable - related party	9,921,938
Noncontrolling interest	3,142,000
Total liabilities assumed and noncontrolling interest	$58,201,369
Net assets acquired	$4,036,746
Goodwill	$79,005,637

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Goodwill represents the excess of the preliminary estimated purchase consideration over the fair value of the underlying net assets acquired. Goodwill is not amortized but instead is reviewed for impairment at least annually, and potentially more frequent if there are any indicators of impairment.

The pro forma historical net book value adjustments and goodwill adjustment as shown above are further described in Note 4 of Notes to Unaudited Pro Forma Condensed Combined Financial Information.

4. Purchase Accounting Adjustments

(a)	The following table indicates the preliminary estimated fair value of each of the ApolloMed identifiable intangible assets and the related estimated useful life thereof:

	Preliminary estimated fair value	Weighted average useful life (years)	Estimated amortization expense for the nine months ended September 30, 2017
Indefinite lived assets:
Medicare license	$1,994,000		$-
Amortized intangible assets:
Network relationships	3,223,000	11	219,750
Member relationships	7,664,000	12	479,000
Patient management platform	2,060,000	5	309,000
Trade names/trademarks	1,474,000	14.97	73,827
Pro forma adjustment	$16,415,000		$1,081,577

	Preliminary estimated fair value	Weighted average useful life (years)	Estimated amortization expense for the year ended December 31, 2016
Indefinite lived assets:
Medicare license	$1,994,000		$-
Amortized intangible assets:
Network relationships	3,223,000	11	293,000
Member relationships	7,664,000	12	638,667
Patient management platform	2,060,000	5	412,000
Trade names/trademarks	1,474,000	14.97	98,436
Pro forma adjustment	$16,415,000		$1,442,103

Preliminary identifiable intangible assets of ApolloMed consist of anticipated intangibles derived from Medicare license, network relationships, member relationships, patient management platform and trade names/trademarks.

The following summarizes the valuation methods used to estimate the fair value of the identifiable intangible assets:

•	Medicare license - combination of income approach and cost approach – cost to obtain a Medicare license

•	Network relationships - income approach — multi-period excess earnings method

•	Patient management platform - cost approach – cost to recreate the platform

•	Trade names / trademarks - income approach — relief from royalty method

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Medicare license will be accounted for as an indefinite-lived intangible asset as the license is expected to be maintained as long as the business continues its operations.

For purposes of estimating the fair values of the intangible assets, benchmarking information, publicly available information as well as a variety of other assumptions, including market participant assumptions, were used.

The amortization related to the amortizable identifiable intangible assets is reflected on a straight line basis as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations. The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based on the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the closing of the Merger may differ significantly among periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(b)	Represents the adjustment necessary to conform ApolloMed’s deferred tax assets acquired as of the pro forma assumed closing date to their preliminary estimate.

(c)	Represents the elimination of ApolloMed’s deferred rent liability and deferred tax liability as a purchase accounting adjustment.

(d)	Reflects the elimination of ApolloMed’s historical additional paid-in capital and accumulated deficit.

(e)	Reflects the elimination of ApolloMed’s historical intangible assets.

(f)	Reflects the elimination of ApolloMed’s historical goodwill.

(g)	Represents the adjustment necessary to increase ApolloMed’s non-controlling interest in Apollo Palliative Services (“APS”) to its estimated fair value as part of the purchase accounting fair value adjustments detailed in Note 3 as summarized in the table below:

For the nine months ended September 30, 2017:

Elimination of ApolloMed’s historical non-controlling interest	$(52,621)
Reflects the estimated fair value of ApolloMed’s non-controlling interest in APS	$3,142,000
Pro forma adjustment	$3,089,379

(h)	Reflects the elimination of ApolloMed’s amortization of historical intangible assets that have been eliminated in purchase accounting for the respective period.

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(i)	Represents the adjustment necessary to conform ApolloMed’s convertible note payable, net to its preliminary estimated fair value as of the closing date. The convertible note payable was issued to Alliance for $4,990,000 pursuant to the Securities Purchase Agreement dated as of March 30, 2017.

(j)	Reflects the elimination of ApolloMed’s historical Series A preferred stock and Series B preferred stock, which are held by NMM.

(k)	Reflects the adjustment necessary to reflect the estimated fair value of the MMG purchase price within non-controlling interest.

5. Accounting Policies and Merger-Related Pro Forma Adjustments

Based on NMM’s review of ApolloMed’s summary of significant accounting policies disclosed in ApolloMed’s financial statements, the nature and amount of any adjustments to the historical financial statements of ApolloMed to conform its accounting policies to those of NMM are not expected to be significant. Upon consummation of the Merger, further review of ApolloMed’s accounting policies and financial statements may result in required revisions to ApolloMed’s policies and classifications to conform to NMM’s accounting policies.

The following pro forma adjustments are based on preliminary estimates, which may change significantly as additional information is obtained:

(a)	To record the conversion or exchange of NMM common stock into shares of ApolloMed common stock as follows:

Estimated number of shares of the combined company on an as-converted basis following the exchange	33,940,028
Multiplied by percentage of shares estimated to be issued to NMM’s shareholders	82.0%
Multiplied by the par value of common stock	$0.001
Pro forma adjustment to common stock per exchange ratio	$27,830
Plus: Additional shares issued to NMM’s shareholders	$2,567
Total pro forma adjustment to common stock	$30,397

(b)	To eliminate the historical book value of NMM’s investment in ApolloMed’s Series A preferred stock and Series B preferred stock ($10,550,002) and record a non-recurring gain of $9,892,998 on the change in the fair value of the investment with an off-setting ($20,443,000) to additional paid-in-capital representing the fair value of the Series A preferred stock and Series B preferred stock included in the purchase consideration. The gain on the change in fair value is not expected to have a continuing impact on the combined results and is not reflected in the pro forma results of operations.

(c)	To record the conversion of the ApolloMed convertible note payable ($5,197,010) and accrued interest held by Alliance into 519,701 shares of ApolloMed common stock with a conversion price of $10.00 per share and a non-recurring gain of $178,685 on the conversion. The gain on conversion is not expected to have a continuing impact on the combined results and is not reflected in the pro forma results of operations.

(d)	To eliminate interest expense/income associated with the notes payable and receivable between ApolloMed and NMM that will be eliminated upon the Merger. The note was issued by NMM to ApolloMed in January 2017 to be used as a working capital loan in the principal amount of $5,000,000.

(e)	This adjustment reflects the income tax effect of the pro forma adjustments described in notes 4(a), 4(h), 5(d) and 5(h), using an estimated income tax rate of 40.75% for the respective period.

(f)	To record the issuance of a convertible promissory note of $9,000,000 from NMM to ApolloMed to replace the $5,000,000 working capital loan and extend an additional $4,000,000. The convertible promissory note was recorded at fair value of $9,921,938 and NMM recognized a gain on debt extinguishment of $921,938. The gain on debt extinguishment is not expected to have a continuing impact on the combined results and is not reflected in the pro forma results of operations.

(g)	To eliminate the accrued interest payable and accrued interest receivable associated with notes 5(d) above.

(h)	To eliminate revenues and expenses recorded for transactions between ApolloMed and NMM during the relevant period.

(i)	To record the estimated pro-rata cash distributions to the NMM shareholders prior to the Merger related to the $10,000,000 NMM minimum cash balance to be maintained on the assumed closing date pursuant to Section 3.15 of the Merger Agreement. NMM is entitled to distribute any excess cash to its shareholders prior to the Merger. This distribution was recorded as an adjustment to additional paid-in capital instead of retained earnings as NMM is in a deficit position.

(j)	To record the conversion of the NMM redeemable common stock and additional paid-in capital into ApolloMed common stock and additional paid-in capital as part of the Merger, based on the assumption that all NMM shareholders will participate in the exchange, as follows:

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Eliminate historical NMM redeemable common stock	$(86,894,870)
Eliminate historical NMM additional paid-in capital	$(1,441,097)
Common stock pro forma adjustment described in note 5(a) above	$30,397
Pro forma adjustment to additional paid-in capital	$88,305,570

(k)	To eliminate the historical book value of NMM’s derivative asset – warrants ($5,060,000) related to NMM’s holding of Series A and Series B warrants in ApolloMed common stock and to record a one-time gain of $234,000 in retained earnings for the difference between the estimated fair value of these warrants at the Merger date and the balance sheet carrying amount of the derivative asset – warrants with an offsetting adjustment of $5,294,000 to retained earnings to reflect the pro-rata distribution of the warrants to the shareholders of NMM immediately prior to the Merger. The gain based upon the change in fair value of the derivative asset is not expected to have a continuing impact on the results of the combined company and is not reflected in the pro forma results of operations.

(l)	To record a non-recurring gain of $7,488,000 related to the fair value of NMM’s 50% equity investment in APAACO and the elimination of the NMM investment in consolidation against additional paid-in capital. The gain related to the change in fair value is not expected to have a continuing impact on the results of the combined company and is not reflected on the pro forma results of operations. The entry to additional paid-in capital represents the elimination of the investment in APAACO on a consolidated basis based upon the Merger.

(m)	To reclassify the net income of MMG into non-controlling interest for the respective period.

(n)	To record proceeds received from exercise of warrants subsequent to September 30, 2017, but before December 8, 2017.

(o)	The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income for the nine months ended September 30, 2017. In addition, the number of shares used in calculating the pro forma combined basic and diluted net income per share has been adjusted to reflect the estimated total number of common stock of the combined company that would be outstanding as of the closing of the Merger. The Merger Agreement requires that at the Effective Time, ApolloMed will hold back 10% of the shares that were issued to NMM shareholders (“Holdback Shares”) to secure indemnification of ApolloMed and its affiliates under the Merger Agreement. The Holdback Shares will be held for a period of up to 24 months after the closing of the Merger (to be distributed on a pro-rata basis to former NMM shareholders), during which ApolloMed may seek indemnification for any breach of, or noncompliance with, any provision of the Merger Agreement, by NMM. The Holdback Shares are excluded from the computation of basic earnings per share, but included in diluted earnings per share. The estimated total numbers of shares of common stock of the combined company that would be outstanding as of the closing of the Merger is calculated to be 33,986,986 and 39,422,196 on a basic and fully diluted basis, respectively.

The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding – basic and diluted:

NMM weighted average number of shares outstanding as if the Merger occurred on January 1, 2017	398,352,118
Divided by the exchange ratio	14.31
Post conversion basis shares	27,830,823
ApolloMed's weighted average number of shares as of September 30, 2017	6,109,205
Plus: Additional NMM issuance	2,566,666
Plus: Apollo Alliance issuance	520,041
Less: 10% shares held back pursuant to indemnification clause	(3,039,749)
Pro forma weighted average number of shares	33,986,986

Weighted average shares – basic	33,986,986
10% shares held back pursuant to indemnification clause	3,039,749
Stock options	1,099,850
Warrants	1,295,611
Weighted average shares – diluted	39,422,196

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income for the year ended December 31, 2016. In addition, the number of shares used in calculating the pro forma combined basic and diluted net income per share has been adjusted to reflect the estimated total number of common stock of the combined company that would be outstanding as of the closing of the Merger. The estimated total numbers of shares of common stock of the combined company that would be outstanding as of the closing of the Merger is calculated to be 31,199,423 and 34,985,169 on a basic and fully diluted basis, respectively.

The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding – basic and diluted:

NMM weighted average number of shares outstanding as if the Merger occurred on January 1, 2016	360,529,486
Divided by the exchange ratio	14.49
Post conversion basis shares	24,876,290
ApolloMed's weighted average number of shares as of March 31, 2017	6,001,680
Plus: Additional NMM issuance	2,566,666
Plus: Apollo Alliance issuance	499,083
Less: 10% shares held back pursuant to indemnification clause	(2,744,296)
Pro forma weighted average number of shares	31,199,423

Weighted average shares - basic	31,199,423
10% shares held back pursuant to indemnification clause	2,744,296
Stock options	902,950
Warrants	138,500
Weighted average shares - diluted	34,985,169

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6. Merger Related Costs

The pro forma adjustment related to merger costs of $2,675,000 reflected in the accounts payable and accrued liabilities consist of the estimated accrual to be incurred by NMM and ApolloMed in connection with the Merger which were not reflected in each of the historical consolidated balance sheets. $675,000 of the estimated merger costs is attributable to NMM which is reflected as an adjustment to retained earnings. $2,000,000 of the estimated merger costs is attributable to ApolloMed and is expected to be paid after the closing of the Merger. The estimated merger costs of ApolloMed have been reflected as an assumed liability as part of the purchase accounting adjustments.

These merger-related costs are not expected to have a continuing impact on the results of the combined company. There was no material Merger related costs included in the historical results of operations of ApolloMed or NMM requiring pro forma adjustment.

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